Exhibit (a)(1)(G)

EXHIBIT B TO AMENDMENT AND SUPPLEMENT NO. 1 TO THE OFFER TO PURCHASE

AMENDED NOTICE OF WITHDRAWAL OF TENDER

Regarding

Common Stock

of

SENTIO HEALTHCARE PROPERTIES, INC.

Tendered Pursuant to the Offer

Dated May 22, 2014

THE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON THURSDAY, JUNE 12, 2014, UNLESS THE OFFER IS EXTENDED.

YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE EXPIRATION TIME. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.

Complete this Notice of Withdrawal and deliver to the address below. This Notice of Withdrawal must be delivered via (i) registered, certified or express mail, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery, or (iii) facsimile. Please note that Notices of Withdrawal delivered via email or other method of delivery not specified in clauses (i) through (iii) of the immediately preceding sentence will not be accepted.

The Depositary and Paying Agent for the offer is:

By Registered, Certified or Express Mail:	By Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street Suite V
Providence, RI 02940	Canton, MA 02021

Facsimile (for withdrawals only): 617-360-6810

For assistance in completing this Notice of Withdrawal, please contact Georgeson Inc., the information agent for this offer at the address below.

The Information agent for the Offer is:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Shareholders Call Toll-Free: (866) 785-7395

via email at sentio@georgeson.com

Sentio Healthcare Properties, Inc. — Withdrawal of Tender

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of common stock, $0.01 par value per share (the “ Shares ”), in Sentio Healthcare Properties, Inc. (the “ Company ”), or the tender of a portion of such Shares, for repurchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated [_________], 2014.

Such tender was in the amount of (check one box):

☐	All of my Shares.

☐	_______ Shares.

Of the Shares tendered, the undersigned wishes to withdraw (check one box):

☐	All Shares tendered.
☐	_______ of the Shares tendered.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered (or the portion of such Shares noted above) will not be repurchased by the Company upon expiration of the tender offer described above.

Name of Stockholder:

Account Number:
(where applicable)

Address and Street:

City, State and Zip Code

Social Security No. or
Taxpayer Identification No.:

Telephone Number:

Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory
Date: